As filed with the Securities and Exchange Commission on August 17, 2009

                                                     Registration No. 333-______


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                      ------------------------------------
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933
                      ------------------------------------
                             Acme United Corporation
             (Exact name of Registrant as specified in its charter)

          Connecticut                                           06-0236700
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                               60 Round Hill Road
                          Fairfield, Connecticut 06824
          (Address of principal executive offices, including zip code)


               Acme United Corporation Employee Stock Option Plan
                            (Full Title of the Plan)
                                -----------------

                                  Paul Driscoll
                    Vice President, Chief Financial Officer,
                             Secretary and Treasurer
                               60 Round Hill Road
                          Fairfield, Connecticut 06824
                     (Name and address of agent for service

                                 (203) 254-6060
          (Telephone number, including area code, of agent for service)

                                    copy to:
                              Merritt A. Cole, Esq.
                             White and Williams LLP
                               1650 Market Street
                          One Liberty place, Suite 1800
                      Philadelphia, Pennsylvania 19103-7395
                              Phone (215) 864-7000
                               Fax (215) 864-7123
                                -----------------

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act (Check one).
Large accelerated filer |_|   Accelerated filer |_|   Non-accelerated filer |_|
Smaller Reporting Company |X|

                                             CALCULATION OF REGISTRATION FEE
=================================================================================================================

Title of                         Amount to be        Proposed maximum       Proposed maximum        Amount of
securities to                   registered (1)        offering price           aggregate           registration
be registered                                            per share           offering price            fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value
$2.50 per share                    94,562 (2)            $ 7.90 (3)           $   747,040            $ 41.68
                                   55,438 (4)            $ 8.52 (5)           $   472,332            $ 26.36

Total                             150,000                                                            $ 68.04

=================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers, in addition to the number of shares stated herein, any additional shares of the Company's common stock that become issuable under the Acme United Corporation Employee Stock Option Plan ("Employee Plan")by reason of any stock splits, stock dividends or similar transactions.

(2) Represents shares of the Common Stock of the Company issuable upon exercise of options granted in June 2009 under the Employee Plan.

(3) Exercise price of options granted in June 2009.

(4) Represents additional shares of the Common Stock of the Company issuable upon exercise of options which may be granted under the Employee Plan.

(5) Estimated pursuant to Rules 457 (c) and 457 (h)(1) under the Securities Act of 1933, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for shares of the Company's Common Stock reported on the NYSE AMEX on August 12, 2009.

Explanatory Note.

This Registration Statement on Form S-8 is being filed for the purpose of registering:

(i) 150,000 additional shares of Common Stock which may be issued pursuant to the Acme United Corporation Employee Stock Option Plan, as amended (the "Employee Plan").

(ii) Pursuant to Rule 416 under the Securities Act, an indeterminate amount of additional shares of Common Stock, which may become issuable pursuant to the anti-dilution or other adjustment provisions of the Employee Plan referred to above, are also being registered hereunder.

                                      (2)

In accordance with Instruction E of the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8 (Reg. No. 333-145516) previously filed by the Company with the Securities and Exchange Commission (the "Commission") relating to the Employee Plan are incorporated by reference herein to the extent not otherwise modified or superseded by this Registration Statement.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated herein by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").


Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents previously filed with the Commission are incorporated by reference and made a part of this prospectus:

(a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 10, 2009;

(b) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, filed on May 5, 2009 and August 14, 2009, respectively.

(c) our Current Reports on Form 8-K filed February 27, 2009, April 17, 2009, and July 17, 2009.

(d) the description of our Common Stock contained in the current report on Form 8-K filed on July 8, 2005, including any amendment to that form that we may file in the future, for the purpose of updating the description of our Common Stock.

All documents we have filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act")subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this prospectus have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

                                      (3)

Item 4.   Description of Securities.

Not applicable, because the Company's class of Common Stock is registered under
Section 12 of the Exchange Act.

Item 5.   Interest of Named Experts and Counsel.

None.

Item 6.   Indemnification of Directors and Officers.

Connecticut General Statutes Sections ("CGS") 33-771 through 33-778 provide for mandatory, permissive and court-ordered indemnification of directors who are parties to a proceeding. For purposes of these indemnification statutes a "proceeding" is defined as any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

The Company's Restated Certificate of Incorporation provides that the Company shall indemnify an individual who is a party to a proceeding because he is a director or officer of the corporation against liability in the proceeding if:

(1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

(2) such liability arises from any action taken, or any failure to take any action, as a director or officer, except liability that (A) involved a knowing and culpable violation of law by the director or officer; (B) enabled the director, officer or an associate (as defined in the CGS) to receive an improper personal gain; (C) showed a lack of good faith and a conscious disregard for the duty of the director or officer to the corporation under circumstances in which the director or officer was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation; (D) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's or officer's duty to the corporation; or (E) created liability under the CGS for the illegal payment of dividends.

The Registrant has obtained directors' and officers' reimbursement and liability insurance against certain liabilities.

Item 7.   Exemption from Registration Claimed.

Not Applicable.

                                      (4)

Item 8.   Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.      Identification of Exhibit

5.1              Opinion of Brody Wilkinson PC
23.1             Consent of UHY LLP, independent registered public
                 accounting firm
23.2             Consent of Ernst & Young LLP, independent registered public accounting firm
23.3             Consent of Brody Wilkinson PC (included in Exhibit 5.1)
99.02*           Employee Stock Option Plan, as amended
------------------
* Incorporated by reference to the Company's Form 8-K filed on April 27, 2007, except that the number of shares authorized to be issued under the Plan, as amended, pursuant to Section 3(a) shall be increased from 460,000 shares to 610,000 shares.

Item 9.   Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities
Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                                      (5)

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      (6)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on the 17th day of August, 2009.

                                ACME UNITED CORPORATION


                                By:   /s/ Walter C. Johnsen
                                      -----------------------------------------
                                      Walter C. Johnsen, Chairman and Chief
                                      Executive Officer


                          ----------------------------

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter C. Johnsen and Paul Driscoll, or either of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 17th day of August, 2009:

Signature                                    Title                    Date

/s/ Walter C. Johnsen                Chairman of the Board
-----------------------------         and Chief Executive
Walter C. Johnsen                    Officer and Director


/s/ Brian S. Olschan                    President, Chief
-----------------------------        Operating Officer and
Brian S. Olschan                            Director


/s/ Paul Driscoll                    Vice President, Chief
-----------------------------          Financial Officer,
Paul Driscoll                            Secretary and
                                           Treasurer

                                      (7)

/s/ Rex L. Davidson                        Director
-----------------------------
Rex L. Davidson


/s/ Richmond Y. Holden, Jr.                Director
-----------------------------
Richmond Y. Holden, Jr.


/s/ Susan H. Murphy                        Director
-----------------------------
Susan H. Murphy


/s/ Stevenson E. Ward III                  Director
-----------------------------
Stevenson E. Ward III



                                  Exhibit Index
                                  -------------

Exhibit No.      Identification of Exhibit

5.1              Opinion of Brody Wilkinson PC
23.1             Consent of UHY LLP, independent registered public
                 accounting firm
23.2             Consent of Ernst & Young LLP, independent registered public accounting firm
23.3             Consent of Brody Wilkinson PC (included in Exhibit 5.1)
99.02*           Employee Stock Option Plan, as amended
------------------
* Incorporated by reference to the Company's Form 8-K filed on April 27, 2007, except that the number of shares authorized to be issued under the Plan, as amended, pursuant to Section 3(a) shall be increased from 460,000 shares to 610,000 shares.

                                      (8)